CERTIFICATE OF INCORPORATION
OF
UNIVERSAL LIFE INSURANCE COMPANY

This is to certify that we, the undersigned being each of the incorporators hereinafter named, all being of legal age and capacity, do hereby associate ourselves for the purpose of organizing a private corporation as a domestic stock insurer, under the Insurance Code and the General Corporation Laws of the Commonwealth of Puerto Rico, and for that purpose do hereby set forth hereby declaring that the facts hereinafter stated are true:

ONE: The legal name and title by which the Corporation shall be known is: **UNIVERSAL LIFE INSURANCE COMPANY.**

TWO: The location of the principal office of the corporation shall be at Metro office Park, Guaynabo, Puerto Rico.

THREE: The duration of the Corporation shall be perpetual.

FOUR: The nature of the business proposed to be transacted, promoted and carried on for pecuniary profit is that of operating an insurance company in the classes of insurance described in this Article, within the provisions of the Insurance Code of the Commonwealth of Puerto Rico and in accordance with the regulations issued by the Commissioner of Insurance of the Commonwealth of Puerto Rico; to prepare and issue participating and nonparticipating contracts in the classes of insurance described herein and to solicit, receive, approve or disapprove applications for any such insurances, to establish rates, commissions, salaries and other remunerations, to enter into reinsurance agreements as may be deemed advisable.

COMISIONADO DE SEGUROS DEL ESTADO LIBRE ASOCIADO DE PUERTO RICO

The classes of insurance to be transacted, promoted and carried on are:

(a) Life insurance as defined in Article 4.020 of the Insurance Code of Puerto Rico (26 L.P.R.A. Sec. 402).

(b) Disability insurance as defined in Article 4.030 of the Insurance Code of Puerto Rico (26 L.P.R.A. Sec. 403).

(c) Individual Retirement Annuities as authorized and defined by Acts No. 11 of May 21, 1982 and No. 6 of January 12, 1983 (13 L.P.R.A. Sec. 3169).

FIVE: In order to carry out the business for which the Corporation is organized, it is hereby expressly declared and provided that the Corporation shall have and may exercise the following powers and privileges subject to the limitations now or hereinafter incorporated in the Insurance Code of Puerto Rico and the regulations promulgated thereunder:

(1) To the extent permitted by law, to enter into insurance and/or reinsurance contracts for any of the classes of insurance specified in Article Four.

(2) To join or subscribe to any salvage or protection associations whatsoever.

(3) To pay, satisfy or compromise any claims made against the Corporation in respect of any policies or contracts granted by, or dealt in, or entered into, by the Corporation, which claims the Corporation may deem it expedient to pay satisfy or compromise and to revive any policy that may have become void or lapsed on such terms and conditions, and in such cases, as may be deemed expedient, or in lieu of reviving any such policy, to grant any new policy or make any other concession in favor of the person, or any of the persons, entitled to the lapsed or void policy or contract.

(4) To the extent permitted by law, and only in transactions incident to the insurance business, to lend, advance and deposit money, securities and other property to and with such persons, companies, associations or Authorities, and on such terms as may seem expedient, to act as the agent for any issue of shares, stocks, funds, debentures, mortgages or

securities, and to underwrite, take part in underwriting, or guarantee the subscription of the same, and to subscribe for the same conditionally or otherwise.

(5) To the extent permitted by law, and only in transactions incident to the insurance business, to receive money on deposit with or without interest, or deeds, securities or other documents or money or other property for safe custody or otherwise, with or without undertaking liability for any loss thereof, or injury, thereto and to act as registrars and transfer agents, either with or without remuneration.

(6) To contract with property holders, borrowers, lenders, annuitants and others for the establishment, accumulation, provision and payment of sinking funds, redemption funds, depreciation funds, renewal funds, endowment funds and any other special funds and either in consideration of a single payment or of annual or periodic payments, or otherwise, and generally on such terms and conditions as may be arranged.

(7) To the extent permitted by law, and only in transactions incident to the insurance business, to purchase and deal in and lend on reversionary or expectant interests, absolute or contingent, and estates for life, whether determinable or not, and to acquire, lend money on, or extinguish by purchase or surrender, any policy, security or grant or contract issued by, or binding on, the Corporation, or on any fund under the administration of the Corporation.

(8) To issue shares of its capital stock.

(9) To pay out of the funds of the Corporation all expenses which the Corporation may lawfully pay for, or incidental to the formation, registration and advertising of, or for raising money for the Corporation and the issue of its capital, including brokerage and commissions for obtaining applications for, or for taking, placing or underwriting shares, debentures, debenture stock, securities or obligations.

(10) To give any class or section of those who insure or have dealings with the Corporation any rights over, or in relation to, all fund or funds, or a right to participate in the profits of the Corporation, or in the profits of any particular branch or part of its business, either equally with other classes or otherwise, and to grant any special privileges, advantages or benefits, and to appropriate and set apart any such funds for specific purposes whether by way of trust or otherwise.

(11) To invest the moneys of the Corporation as permitted by law in such manner as may from time to time be determined, and to acquire from any estate or interest and to take options over, construct, improve and develop any property, real or personal, or right of any kind in any part of the world.

(12) To sell, exchange, mortgage, manage, let or rent, shares of profit, royalty or otherwise, grant licenses, easements, options, servitudes and other rights over, and in any other manner deal with, or dispose, of the undertakings, property, assets, rights and effects of the Corporation, or any part thereof, for such consideration as may be thought fit and in particular for shares, stocks, debentures or other obligations or securities, whether fully or partly paid up, of any other Corporation.

(13) To promote or assist in promoting in any part of the world any company or association for the purpose of acquiring or taking over any of the property, rights or liabilities of the Corporation, or for carrying on any business which the Corporation may be authorized to carry on, or for any other purpose which may seem directly or indirectly calculated to benefit or promote the interests of the Corporation, and to acquire and hold and dispose of shares, stocks, debentures or other obligations and securities of any such other company or association, and to guarantee the fulfillment of all, or any, of the obligations and engagement of any such corporation or association.

(14) To the extent permitted by law and only in transactions incident to the insurance business, to acquire, amalgamate with, or enter into any partnership or any joint venture or profit-sharing arrangement with, or to cooperate or participate in any way with, or assist or subsidize any corporation, association or person carrying on, or proposing to carry on, any business or activity.

(15) To the extent permitted by law, to borrow money from any bank, lending institution, or other person, firm, association or corporation; to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non negotiable instruments and evidences of indebtedness; to secure the payment thereof and of the interest thereon by any mortgage upon, or pledge, conveyance or assignment in trust of, the whole, or any part of, the properties of the Corporation, real, personal, or mixed, whether at the time owned or thereafter acquired; and to sell, assign, mortgage, pledge or otherwise dispose of any such bonds, or other evidences of indebtedness, issued by the Corporation.

(16) To draw, accept, endorse, discount, execute, issue and negotiate bills of exchange, promissory notes, debentures and other negotiable or transferable instruments.

(17) To the extent permitted by law to give any remuneration or other compensation or reward for services rendered or to be rendered, in placing or procuring the subscription of or otherwise assisting in the issue of, any shares, debentures or other securities of the Corporation, or in or about the formation of the Corporation or the conduct of its business.

(18) To the extent necessary to the conduct of its insurance business and operations and transactions incident thereto, to apply for and obtain, by purchase or otherwise, any patents, patent rights, trade-marks, names, copyrights, licenses or privileges for the purpose

of, or in any way relating to, any trade or business which the Corporation is authorized to carry, and to grant licenses in respect of, or otherwise use or deal with the same.

(19) To the extent permitted by law, to establish or promote, or concur or participate in establishing or promoting in any part of the world, any company the establishment or promotion of which shall be considered desirable in the interests of the Corporation, and to subscribe for, underwrite, purchase, or otherwise acquire, the shares, stocks and securities of any such company, or of any company carrying on, or proposing to carry on any business or activity.

(20) To issue policies in connection with the transaction of any insurance the Corporation may be authorized to transact in any other state or country, in accordance with such provisions as may be required by the laws of such state or country, subject, however, to the approval of the Commissioner of Insurance of Puerto Rico where required by law.

(21) To procure the registration, incorporation or recognition of the corporation in or under the laws of any place outside Puerto Rico.

(22) To subscribe or guarantee moneys for any national, charitable, benevolent, public general or useful object, or for any exhibition, or for any other purpose.

(23) To establish and maintain, or procure the establishment and maintenance of any noncontributory or contributory pension, provident or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are, or were, at any time in the employment or service of the corporation, or any company which was, or is, its holding company, or any other company which is, or was, allied to, or associated with the Corporation, or with any such subsidiary, or holding company, or any persons who are or were, at any time directors or officers of the Corporation in whose welfare the Corporation, or any such other company as aforesaid is, or has been at any time, interested and the wives, widows, families and dependents of any such persons; and also to establish and subsidize or subscribe to any institutions, associations, clubs

COMISIONADO DE SEGUROS DEL ESTADO LIBRE ASOCIADO DE PUERTO RICO

or funds calculated to be for the benefit of, or to advance the interest and well-being of, the Corporation, or of any such person as aforesaid, and to make payments for, or towards, the insurance of any such persons as aforesaid, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(24) To place or allow to remain for the time being in the name or names, or in the custody, or within the legal control of, any person or persons or company, whether or not resident or domiciled or domestic, for and on behalf of, or as trustees for the Corporation, or any class of policy-holders, any money, investments, securities or other property of the Corporation, and to call upon such trustees for a transfer or reconveyance to the Corporation of any money, investments, securities or other property held by or vested in them.

(25) To the extent permitted by law, and only in transactions incident to the insurance business, to carry on any other business or activity, and to do anything of any nature which may seem to the Corporation capable of being conveniently carried on or done in connection with the above, or calculated directly, or indirectly, to enhance the value of, or render more profitable any of the Corporation's business or property.

(26) In the manner and to the extent now or hereafter permitted by the laws of the Commonwealth of Puerto Rico, to acquire by purchase or otherwise, to hold, and to sell, assign, transfer, reissue, cancel, mortgage, pledge, hypothecate, exchange or otherwise encumber or dispose of the capital stock of this Corporation, and while the owner thereof to exercise all of the rights, powers and privileges of ownership to the extent now or hereafter permitted by the laws of the Commonwealth of Puerto Rico.

(27) To issue in payment for any property, real personal or mixed, or for any interest or estate therein which may be purchased or otherwise acquired by the Corporation, or for any labor done for or, on behalf of, the Corporation, or for any obligation incurred by it, the capital stock, bonds, notes or other securities or evidences of indebtedness of the Corporation, upon such terms and conditions as may be prescribed, from time to time, by the Board of Directors.

(28) To the extent permitted by law, to do all, or any, of the things or matters aforesaid, and all such things as are incidental to, or may be considered conductive to the attainment of the above objects, or any of them, in any part of the world, and either as principal, agent, or in any other capacity permitted by law.

And it is hereby declared that the word "Corporation" in these clauses, except where used in reference to this Corporation, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in Puerto Rico or elsewhere, and that the foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, except as otherwise expressly provided, be in no way limited by reference to, or inference from, the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another not expressed although it be of like nature. The Corporation shall possess, exercise and enjoy all of the rights, privileges, and powers granted to, or conferred upon, corporations by the laws of the Commonwealth of Puerto Rico, as well as by any and all laws amendatory thereof or supplemental thereto which may be hereafter enacted, and the foregoing enumeration of specific powers is not intended to be exclusive of, or to be a waiver of, any of the powers, rights, or privileges granted or conferred by said laws now or hereafter in force. None of the above enumerated powers shall be construed as authorizing the Corporation to engage in the business of buying and selling real estate in violation of the Constitution of the Commonwealth of Puerto Rico.

SIX: The property, business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except those that either by statute, this certificate, or the rules and regulations approved by the Commissioner of Insurance of Puerto Rico, are reserved for the stockholders. The number of directors shall be determined from time to time in the By-Laws but shall never be less than five.

COMISIONADO DE SEGUROS
JOANNES EST NOMEN EJUS
EL ESTADO LIBRE ASOCIADO DE PUERTO RICO

The first set of By-Laws of the Corporation shall be drafted and approved by the initial Board of Directors but said By-Laws shall be submitted for the approval of the stockholders at their first general meeting.

All amendments to the By-Laws which may thereafter be approved by the Board of Directors shall be submitted to the stockholders for their approval.

SEVEN: The subscribing incorporators shall constitute the initial Board of Directors of the Corporation and shall remain as such until the first general meeting of the stockholders shall take place, at which meeting their successors shall be duly elected as provided by law, but in no event shall the term of office of the initial directors be less than two (2) months nor more than one (1) year.

EIGHT: The Corporation shall indemnify each Director, each officer, each former director and each former officer of the Corporation, and each person who may have served at the request of the Corporation as a director or officer of another Corporation.

NINE: No Director by virtue of his office, shall be disqualified from contracting with the Corporation either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Corporation in which the Director shall be in any way interested be avoided, nor shall any Director so contracting, or being so interested, believe to account to the Corporation for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship there by established. The nature of a Director's interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or, if the Director was not at the date of that meeting interested in the proposed contract or arrangement after it is made, at the first meeting of the Director held after he becomes so interested. A general notice to the Directors, by a Director that he is a stockholder of any specified firm or corporation and is to be regarded as

interested in any contract or transaction which may after the date of the notice be made with such firm or Corporation shall (if such Director shall give the same at a meeting of the Directors or shall take reasonable steps to secure that the same is brought up and read at the next meeting of the Directors after it is given) be a sufficient declaration of interest in relation to such contract or transaction under this Article and after such general notice it shall not be necessary to give any special notice relating to any particular contract or transaction with such firm or Corporation. A Director may as a Director vote in respect of any contract or arrangement which he shall make with the Corporation or in which he is so interested as aforesaid and if he does so vote shall be counted and he may be reckoned for the purpose of constituting a quorum of the Directors.

Subject to the provisions of Section 2915 of the Insurance Code a Director of the Corporation may be or become a Director or other officer of, or be otherwise interested in any Corporation promoted by the Corporation or in which the Corporation may be interested as share holder or otherwise, and no such Director shall be accountable to the Corporation for any remuneration or other benefits received by him as a Director or officer of, or from her interest in such other corporation unless the Corporation otherwise direct.

TEN: The amount of authorized capital of this Corporation shall be $10,000,000 which shall be divided into 100,000 shares of common voting stock having a par value of one hundred ($100) dollars per share.

ELEVEN: The Corporation may:

(a) by the unanimous written consent of stockholders; or

(b) by resolution of a duly constituted meeting of stockholders adopted by a vote of not less than three fourths of all outstanding shares having voting rights at the time such vote is taken:

COMISIONADO DE SEGUROS • ESTADO LIBRE ASOCIADO DE PUERTO RICO • JOANNES EST NOMEN EJUS

1. Increase the share capital by such sum, to be divided into shares of such amount subject to any minimum prescribed by law as proposed by the Directors.

2. Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

3. Subdivide its shares; or any of them into shares of smaller amount than is fixed in the Articles of Incorporation subject to any minimum or other relevant provision prescribed by law.

4. Cancel any shares which at the date such consent is given or meeting held have not been taken or agreed to be taken by any person.

5. Reduce its authorized capital subject to any minimum prescribed in the Puerto Rico Insurance Code, any capital redemption reserve fund or any share premium account in any manner with and subject to, any authorization and consent required by laws.

6. Create new classes and/or series of share-of capital stock and reorganize its existing capital structure in accordance with the Puerto Rico Insurance Code.

TWELVE: Each holder of common stock of this Corporation shall have the first right (subject to practical adjustments to avoid the issue of fractional shares) to purchase shares of common stock of this Corporation that may hereafter from time to time be issued (whether or not presently authorized), including shares from the Treasury of the Corporation at the price at which the same shall be offered for sale, in the ratio that the number of shares of common stock he holds at the time of the issue bears to the total number of shares of common stock outstanding. This right shall be deemed waived by any holder of common stock who does not exercise it and paying for the stock preempted within thirty days of receipt of notice in writing from the corporation inviting him to exercise his right.

THIRTEEN: (1) Except as hereinafter provided no shares in the Corporation shall be transferred unless and until the rights of preemption hereinafter conferred shall have been exhausted.

(2) Before transferring any shares the person proposing to transfer the same (hereinafter called "the proposing transferor") shall deliver the certificates evidencing the same with attached stock powers signed in blank, together with a notice in writing (hereinafter called "the transfer notice") to the Corporation stating that he desires to transfer the same and the transfer notice shall at the expiration of 21 days thereafter constitute the Corporation his agent for the sale of the shares therein mentioned (together with all rights then attached thereto) at the price prescribed in such notice in the case of transfers by sale inter-vivos, and at the price determined as hereinafter provided in the case of any other transfer to any member. A proposing transferor may revoke a transfer notice at any time prior to the time when said notice has resulted a binding to transfer the shares offered for sale. A transfer notice shall be revoked by giving written notice thereof to the Corporation by the proposing transferor. All expenses incurred by the Corporation up to the revocation date in connection with a transfer notice shall be borne by the revoking party.

(3) All shares included in any transfer notice shall be offered by the corporation in the first instance to the holders of the existing Shares of the Common Stock (other than the proposing transferor) in proportion as nearly as may be to the number of shares held by them respectively for purchase at the prescribed price. The Directors shall also notify every holder of shares (other than the proposing transferor) that any such holder who desires to purchase shares in excess of his proportion, should in his reply state how many excess shares he desires to have, and if any of the existing shareholders do not accept their proportions the unaccepted shares shall be used for satisfying in such manner in such proportions as the Directors shall in their solute discretion think just and reasonable, the applications in excess by the remaining shareholders. If any shares shall not be capable without fractions, of being offered to the existing share holders in proportion to their existing holdings, the same shall be offered to such

holders, or some of them, in such proportion, or such manner, as shall seem to the Directors in their absolute discretion just and reasonable. All offers of shares under this paragraph shall be made by notice in writing and every such offer shall specify a time (not being less than twenty-one days) within which the offer must be accepted or in default will lapse.

(4) (i) If the Corporation shall within the prescribed period find existing Stockholders (hereinafter called "purchasers") able and willing to purchase the shares concerned, or any of them, the Corporation shall give notice in writing thereof to the proposing transferor and thereupon he shall be bound, upon payment of the prescribed price, to transfer such shares to the respective purchasers thereof. Every such notice shall state the name and address of the purchaser and the number of shares agreed to be purchased by him: Provided always that if the transfer notice shall state that the proposing transferor is not willing to transfer only part of the shares comprised in the transfer notice, the foregoing provisions of this paragraph shall not apply unless the Corporation shall have found purchasers for in aggregate the whole of such shares. (ii) If a transfer notice shall be revoked in accordance with paragraph (2) above, the revoking party shall pay all costs and expenses arising out of or in connection with the giving or revocation of such transfer notice.

(5) If the Corporation shall not within the prescribed period find purchasers able and willing to purchase all the shares, the Corporation shall give notice in writing thereof to the proposing transferor, or if the Corporation shall within the prescribed period give to the proposing transferor notice in writing that the Corporation has no prospect of finding purchasers of such shares, or any of them, the proposing transferor at any time thereafter up to the expiration of six calendar months after the expiration of the prescribed period shall be at liberty to transfer those shares for which the Corporation has not given notice that it has found (or has given notice that it has no prospect of finding) purchasers to any person on a bona fide sale at any price not being less than the prescribed price (after deducting, where appropriate, any net dividend or other distribution declared or made after the date of the transfer notice and to be retained by the proposing transferor) PROVIDED THAT:

(i) If the transfer notice shall state that the proposing transferor is not willing to transfer only part of the shares comprised in the transfer notice he shall not be entitled under this paragraph (save with the written consent of all the other stockholders of the corporation) to transfer any of such shares unless in aggregate the whole of such shares are transferred by him;

(ii) The Directors may require to be satisfied in such manner as they may reasonably require that such shares are being transferred in pursuance of a bone fide sale for the consideration stated in the transfer without any deduction, rebate or allowance whatsoever to the purchaser and if not so satisfied may refuse to register the instrument of transfer.

(6) The expression "the prescribed period" shall mean a period of three months from the date on which the transfer notice is given or deemed to be given. The expression "the prescribed price" shall mean such a sum per share as shall be stated in the transfer notice in the case of transfers by sale inter-vivos and, in the case of any other transfers shall mean such a sum per share as shall represent the fair value thereof, as of the date of the transfer notice, as between a willing seller and a willing buyer, in the opinion of an independent appraiser qualified in the insurance business selected and appointed by the Directors who shall act as expert, and not as arbitrator, and whose certification as to the fair value of any share shall be final and binding on the proposing transferor, the shareholders and the Directors.

(7) Transfers of shares between Eastern America Insurance Group and its subsidiaries or associated companies or between any of the subsidiaries or associated companies of Eastern America Insurance Group among themselves shall not be subject to the foregoing rights of preemption.

FOURTEEN: The Corporation shall have a first and paramount lien on shares (not being fully paid) of its capital stock for all moneys (whether presently payable or not) called or payable at its fixed time in respect of that share, and the Corporation shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of any

person whether he be the sole registered holder thereof or one of two or more joint holders for all moneys presently payable by him or his estate to the Corporation but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Corporation's lien, if any, on a share shall extend to all dividends and bonuses payable thereon.

Subject to the provisions of the Insurance Code the Corporation may sell, in such manner as the Directors think fit, any shares on which the Corporation has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder of the share, or to the person entitled thereto by reason of the shareholder's death or bankruptcy.

To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title for the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. The proceeds of the sale shall be received by the Corporation and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, (if any) shall (subject to a like lien for sums not presently payable as existing upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

COMISIONADO DE SEGUROS DEL ESTADO LIBRE ASOCIADO DE PUERTO RICO

FIFTEEN: The name and Post Office Address of each of the five incorporators are as follows:

Luis Miranda Casañas	-	PO Box 193900 San Juan, PR 00919-3900
Jorge J. Amadeo	-	PO Box 193900 San Juan, PR 00919-3900
Rafael Rodriguez	-	PO Box 193900 San Juan, PR 00919-3900
Antonio J. Ortiz	-	PO Box 193900 San Juan, PR 00919-3900
Plinio Pérez Marrero	-	Banco Cooperativo Plaza 9th Floor - Tower A 623 Ponce de Le6n Avenue Hato Rey, PR 00917

SIXTEEN: All incorporators of these Articles of Incorporation are of full age, and legal capacity and all of them are citizens of the United States of America, and all are residents of the Commonwealth of Puerto Rico, and they have none of the incapacities stated in the law.

SEVENTEEN: Except as established in Section 3937 of the Insurance Code the private property of the stockholder shall not be subject to the payment of corporate debts to any extent whatever.

be subject to the payment of corporate debts to any extent whatever.

EIGHTEEN: The Corporation may create and issue, whether or not in connection with the issue and sale of any shares of capital stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any share of its capital stock or other securities, such rights or options to have such term and provisions, and to be evidenced by or in such agreements or instruments, as shall be approved by the stockholders. In the absence of actual fraud in the transaction, the judgment of the stockholders as to the

consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. No such rights or options shall be invalidated or in any wise affected by the fact that any stockholder shall be a grantee thereof or shall vote for the issuance of such rights or options to himself or for any plan pursuant to which such rights or options are issued under which he may benefit or pursuant to which he may receive any such rights or options.

NINETEEN: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights herein conferred upon stockholders are granted subject to this reservation.


NADO DE SEGUROS
DEL ESTADO LIBRE ASOCIADO DE PUERTO RICO

IN WITNESS WHEREOF, we hereto set our hands on this 17th day of November, 1997.

LUIS MIRANDA CASAÑAS

JORGE J. AMADEO

RAFAEL RODRIGUEZ

ANTONIO J. ORTIZ

PLINIO PEREZ MARRERO

Affidavit Number: 3,154

Sworn and subscribed to before me by Luis Miranda Casañas of legal age, married, business executive and a resident of San Juan, Puerto Rico, to me personally known.

At San Juan, Puerto Rico, this 17 day of November, 1997.

NOTARY PUBLIC

Affidavit Number: 3,155

Sworn and subscribed to before me by Jorge J. Amadeo, Rafael Rodriguez and Antonio J. Ortiz, all of legal age, all married, all business executive and all residents of Guaynabo, Puerto Rico, all to me personally known.

At San Juan, Puerto Rico, this 17th day of November, 1997.

NOTARY PUBLIC

IN WITNESS WHEREOF, we hereto set our

COMISIONADO DE SEGUROS DEL ESTADO LIBRE ASOCIAD... PUERTO RICO

Affidavit Number: 3,154

Sworn and subscribed to before me
business executive and resident of San Juan

At San Juan, Puerto Rico, this 14 day

RICARDO J. [illegible]
PUERTO RICO
ABOGADO-NOTARIO

Affidavit Number: 3,155

Sworn and subscribed to before me b
J. Ortiz, all of legal age, all married, all busir
Rico, all to me personally known.

At San Juan, Puerto Rico, this

RICARDO J. CACHO
ABOGADO-

Affidavit Number: 3,156

Sworn and subscribed to before me by Plinio Pérez Marrero, of legal age, married, attorney at law and resident of San Juan, Puerto Rico, to me personally known.

At San Juan, Puerto Rico, this 17th day of November, 1997.

COMISIONADO DE SEGUROS DEL ESTADO LIBRE ASOCIADO DE PUERTO RICO

RICARDO J. CACHO ABOGADO-NOTARIO PUERTO RICO

NOTARY PUBLIC

BY LAWS

OF

UNIVERSAL LIFE INSURANCE COMPANY, FORMERLY

EASTERN AMERICA LIFE INSURANCE COMPANY

AMENDED

ARTICLE I

PRELIMINARY

Section 1. **Interpretation Clause.** In these By-Laws, unless the subject or context otherwise requires, the words standing in the first column of the table next hereinafter contained shall bear the meaning set opposite to them respectively in the second column thereof:

Section 2. **Definitions.**

1. "The Code": The Puerto Rican Insurance Code.
2. "These By-Laws": These By-Laws as originally framed or as altered from time to time at a duly constituted meeting of Stockholders or Directors.
3. "The Directors": The Directors for the time being of the Corporation.
4. "The Office" : The principal office for the time being of the Corporation.
5. "The Seal": The Corporate Seal of the Company.
6. "The Secretary": Any person appointed to perform the duties of the Secretary of the Corporation and shall include any Assistant or Deputy Secretary and any person appointed to perform the duties or any particular duty of the Secretary temporarily.
7. "The Corporation": Universal Life Insurance Company, formerly Eastern America Life Insurance Company.

Enmienda 03/07/2017
En espera de aprobacion del OCS

8. "Month": Calendar Month.

9. "Paid up": This shall include "credit as paid up".

10. "The Register": The Register of Stockholders to be kept as required by the Code

11. "In writing": Shall include printed, lithographed, typewritten, photographed and visibly represented or reproduced by any other mode, including telex and cable.

12. "Shares": Shares of the Capital Stock of the Corporation.

13. 'Appointment": Shall include election and reappointment.

Words importing the singular number only shall include the plural number, and the converse shall also apply.

Words importing the masculine gender only shall include the feminine gender, and Words importing persons shall include corporations. Subject as aforesaid, "any words or expressions defined in the Code shall, except where the subject or context forbids, bear the same meanings in these By-Laws.

The marginal notes are inserted for convenience and shall not affect the construction of these By-Laws.

ARTICLE II

STOCK

Section 1. **Certificates**. Each stockholder, shall be entitled to a certificate or certificates, evidencing the number and kind of shares owned by him, signed by either the Chairman of the Board, the President, or a Vice-President, together with the Secretary or the Treasurer, and sealed with the seal of the Corporation or a facsimile of such seal. Stock certificates shall be in such form, not inconsistent with law, as shall be approved by the Board of Directors.

In case any officer or officers of the Corporation who shall have signed any share certificate or certificates shall cease to be such an officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such an officer or officers.

The shares of the Corporation shall not be converted into bearer shares.

Section 2. **Stock Registers.** The Secretary of the Corporation shall keep a stock register showing the ownership of its shares, and a transfer register in which shall be recorded all transfers of its shares. No transfer shall be valid unless entered in the transfer register following delivery to the Corporation of the certificate or certificates representing the stock to be transferred and the production of such other evidence the Directors may reasonably require to show the right of the transferor to make the transfer. The transfer register shall show the names and addresses of transferor and transferee, and the shares transferred.

Section 3. **Stock Transfers.** All stock transfers shall be entered into the books of the Corporation as prescribed above. Transfers of stock shall not be made whenever the subscriber or stockholder is in default as to any payments due thereon to the Corporation. If a stockholder is otherwise indebted to the Corporation, transfer of his stock may be refused until such indebtedness is paid.

Section 4. **Record Dates.** The Board of Directors is authorized to fix the time, not exceeding fifty days preceding the date of any meeting of stockholders, of any dividend payment date or of any date for the allotment of rights, during which time the books of the corporation shall be closed against transfers of stock. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors is authorized to fix a date, not exceeding fifty days preceding payment or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to received such dividends or rights, as the case may be. Only stockholders of record on such dates, when fixed as herein provided, shall be entitled to notice of and to vote at such meetings or to receive such dividends or rights, as the case may be.

Section 5. **New Certificates.** In the event that any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors or such officers as the Board of Directors may designate, at their discretion, may refuse to issue such new certificate, based upon the order of some court having jurisdiction in the premises.

Section 6. **Shares of Different Classes.** Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Corporation may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as determined by a duly constituted meeting of stockholders.

Section 7. **Allotment of Shares.** No share may be created, issued, ailoted or be the subject of any option to subscribe and no special rights or restrictions shall be attached to any shares without the previous sanction of a duly constituted meeting of stockholders.

Section 8. **Other Issue of Preference Shares.** The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class be deemed to be varied by the creation or issue of further shares ranking pair pass therewith.

Section 9. **Trusts not Recognized.** Except as required by law, no person shall be recognized by the Corporation as holding any stock upon any trust, and the Corporation shall not be boung by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any stock or any interest in any fractional part of a stock or (except only as by these regulations or By-Laws otherwise provide) any other rights of any stock except an absolute right to the entirety thereof in the registered holder.

Section 10. **Calls on Shares.**

(a) The Corporation at a duly constituted meeting of stockholders may from time to time authorize the Directors to make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the share or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that except in so far as may be otherwise agreed between the Corporation and any stockholder in the case of the shares held by him no call shall exceed one fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each stockholder shall (subject to receiving at least

fourteen days notice specifying the time or times and place of payment) pay to the Corporation at the time or times and place so specified the amount called on his share.

(b) A call shall be deemed to have been made at the time of the meeting of stockholders at which the Corporation authorized the Directors to make the call and may be required to be paid by installments.

(c) The joint holders of shares shall be jointly and severally liable to pay all calls in respect thereof.

(d) If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding the legal limit as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

(e) Any sum which the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these By-Laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment, all the relevant provisions of these By-Laws as to payment

of interest and expenses, forfeited or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

(f) The Directors may, if they think fit, receive from any stockholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any share held by him and upon all or any part of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rates as may be agreed upon between the Directors and the stockholder paying such sum in advance.

(g) No Stockholder shall be entitled to receive any dividend or to be present or vote at any Meeting of Stockholders, either personally or by Proxy, or to exercise any privilege as a stockholder, or be reckoned in a quorum, until he shall have paid all calls or other sums for the time being due and payable on shares held by him, whether alone or jointly with any person, together with interest and expenses (if any).

Section 11. **Forfeiture of Shares.**

(a) If a stockholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the calls or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

(b) The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or

before the time appointed the share in respect of which the call was made will be liable to be forfeited.

(c) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Every forfeiture shall include ail dividends declared in respect of the forfeited shares, and not actually paid before the forfeiture.

(d) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

(e) A person whose shares have been forfeited shall cease to be a stockholder in respect of the forfeited shares, but shall, notwithstanding remain liable to pay to the Corporation all moneys which, at the date of forfeiture, were payable by him to the Corporation in respect of the shares, but his liability shall cease if and when the Corporation shall have received payment in full of all such moneys in respect of the shares.

(f) A statutory declaration in writing that the declarant is a Director or the Secretary of the Corporation, and that a share in the Corporation has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Corporation may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the

purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

(g) The provisions of these By-Laws as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ARTICLE III

STOCKHOLDERS

Section 1. **Regular Annual Meetings.** The regular annual meeting of the stockholders shall take place at the principal office of the Corporation, or at such other place as shall be designated in the notice of such meeting during the first three months after the close of the corporation's fiscal year or on such other date thereafter as may be determined by the Board. The Board of Directors shall determine the place, date and hour of the annual meeting.

At each regular annual meeting the stockholders shall elect the Board of Directors of the Corporation, appoint the auditors and establish their remuneration, receive and consider reports of the Corporation's officers as to its affairs and transact such other business as may be properly brought before them.

Section 2. **Special Meetings.** Special meetings of the stockholders may be called by the Board of Directors or by the holder of a majority of the outstanding shares of the Corporation, entitled to vote, or by the President.

Section 3. **Notice of Meetings.** Written notice of every annual or special meeting of stockholders shall be sent to every stockholder at least 20 days before each regular annual meeting and not less than 10 days before each special meeting. Notice shall be considered as having been given if mailed, or in the case of overseas stockholders, set by air mail or cable or telex to the stockholder at his last address of record with the Corporation or if delivered to him personally.

Notice of every annual and special meeting shall state the place, day and boor of such meeting end the business purposed to be transacted thereat. No business other than that stated in the notice shall be transacted at any such meeting or any adjournment thereof, except at the regular annual meeting. Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or at some other place and no notice need be given of any such adjourned meeting other than by announcement, unless the meeting is adjourned for thirty days or more in which case notice of the adjourned meeting shall be given as in the case of the original meeting.

No notice of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who in writing, executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

Section 4. **Quorum.** At all meetings of stockholders the presence in person, or by proxy, of stockholders entitled to cast a majority in number of votes, shall be necessary to constitute a quorum for the transaction of business. Each stockholder shall have as many votes at meetings of stockholders, as there are shares registered in his name in the Corporation's books. Except as may be otherwise provided by Statute, the Certificate of Incorporation, or by these By-Laws, a majority of the votes cast at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the stockholders present in person, or by proxy, at any meeting, may adjourn the meeting from time to time, by a majority vote and without notice other than by announcement, until there is a quorum. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, had the same been held at the time so called.

Section 5. **Proxies.** Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. A proxy shall not be valid unless made over the signature of the stockholder and received by the Corporation at its principal office before the convening of the meeting for which it is intended to apply. All proxies shall be dated, shall specify an expiration date, and shall comply with the requirements of the law and regulations of the office of the Commissioner of Insurance and any other applicable law.

Section 6. **Joint Holders Voting Rights.** In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

Section 7. **Objections to Votes.** No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

Section 8. **Representatives Acting for Corporations.** Any corporation which is a stockholder of the Corporation may by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Corporation or of any class of stockholders of the Corporation and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual stockholder of the Corporation.

ARTICLE IV BOARD OF DIRECTORS

Section 1. **Powers.** The business of the Corporation shall be administered by a Board of Directors which shall be composed of not less than five and up to seven directors, elected as specified in these By-Laws. The Board of Directors may exercise all the powers of the Corporation, except as may be otherwise provided by Statute, the Certificate of Incorporation or in these By-Laws.

Section 2. **Qualification of Directors.** No person shall be elected as a director of the Corporation, or serve in that capacity, unless said person shall:

(a) be a stockholder of the Corporation

(b) have never been adjudicated a bankrupt or made a general assignment for the benefit of creditors, and

(c) have never been convicted of an offence involving moral turpitude.

The majority of the Board of Directors shall be residents of and actually reside in Puerto Rico. At least three fourths of the directors shall be citizens of the United States.

Section 3. **Election of Directors: Vacancies.** The entire Board of Directors shall be elected each year at the regular annual meeting of the stockholders and each director shall hold office until his successor shall have been duly elected and qualified at the next regular annual meeting of the stockholders of the Corporation, as provided by these By-Laws, or until he shall have resigned or shall have been removed from office.

Vacancies occurring in the Board of Directors by reason of an increase in the number of Directors through amendment to the By-Laws, or for any other reason except through removal by the stockholders, shall be filled by the vote of a majority of the remaining directors even though such majority is less than a quorum.

All elections whether by stockholder or by directors, shall be by ballot.

At every election of directors by the stockholders, the Chairman of the Board, the President, a Vice-President or any other presiding officer at the meeting shall appoint

three inspectors to supervise the election from among the persons present at the election. Such inspectors shall have the following duties and responsibilities:

(a) Examination of Proxies and determination of the validity thereof;

(b) Determination of right to vote;

(c) Directing the vote;

(d) Examination and count of votes cast;

(e) After the election has been held, the inspectors shall enclose all ballots, letters and other election documents coming into their possession, in a sealed package and leave such package with the Corporation's President

Section 4. **Regular Meetings of the Board of Directors.** After each regular annual meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as son as practicable for the purpose of organization and the transaction of business.

Other regular meetings of the Board of Directors shall be held at such places, within or without the Commonwealth of Puerto Rico, as may be designated by the Board of Directors.

Section 5. **Special Meetings of the Board of Directors.** Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, or by a majority of the Directors, in writing, or in emergency situations, by telephone.

Section 6. **Notice of Meetings.** Except as provided in Section 4 of this ARTICLE IV, notice of the place, day and hour of every regular and special meeting

shall be given to each Director at least twenty-four hours before the meeting, by delivering the notice to him personally, or by sending it to him by cable or telex, or by having the notice delivered at his residence or usual place of business, or alternatively, by mailing such notice, postage prepaid, to his last known post office address, according to the records of the Corporation. In emergency situations notice of a special meeting of the Board of Directors may be given by telephone with less than 24 hours prior notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

No notice of any meeting of the Board of Directors need be given to any Director who attends, or to any Director, who, in writing, executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

Section 7. **Quorum.** At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business. Except as otherwise may be provided by Statute, by the Certificate of Incorporation or in the By-Laws, the vote of the majority of such a quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the directors present, by a majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. **Compensation.** By resolution of the Board of Directors a fixed sum and expenses of attendance, not exceeding any limit provided by law, may be allowed to Directors for attendance at each regular meeting of the Board of Directors, but Directors as such shall not receive any other compensation for their services; provided however, that nothing herein contained shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 9. **Borrowing Powers of Directors.** The Directors may exercise all the powers of the Corporation as permitted by law, to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities, whether outright or as security for any debt, liability or obligation of the Corporation or of any third party: PROVIDED THAT the amount for the time being remaining undischarged of moneys borrowed or secured by the Directors as aforesaid (apart from temporary loans obtained from the Corporation's bankers in the ordinary course of business) shall not at any time without the previous sanction of a duly constituted meeting of stockholders, exceed the issued and paid-up capital together with free reserves of the Corporation fort the time being, however, no lender or other person dealing with the Corporation shall be concerned to see or inquire whether this limit is observed. No debt incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or was thereby exceeded.

Section 10. **Powers of Attorney.** The Directors may from time to time and at any time by power of attorney appoint, in order to transact any business or execute any instruments in Puerto Rico or abroad, any Corporation, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Corporation for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these By-Laws) and for such period and subject to such conditions as they may think fit, including power to appear before all proper authorities and make all necessary declarations so as to enable the Corporation's operations to be validly carried on, in Puerto Rico or abroad, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

Section 11. **Power to Delegate.** The Directors may delegate any of their powers to committees: any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

ARTICLE V

OFFICERS

Section 1. **Election.** The Board of Directors shall elect the officers of the Corporation at its first meeting after each annual meeting of the stockholders.

The officer shall consist of Chairman of the Board, who must be chosen from among the Directors, a President, Vice President, a Secretary, a Treasurer, and, whenever deemed advisable by the Board of Directors, one or more additional Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Apart from the Chairman of the Board and the President, no other officer need be a stockholder or director of the Corporation. Each officer shall void office until the first meeting of the Directors following the annual meeting of stockholders next succeeding his election, and until his successor shall have been duly elected, or until he shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

Any two, but not more than two, of the above mentioned offices except those of Chairman, President and Secretary may be held by the same person.

Section 2. The **Chairman of the Board.** The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall be responsible that correct minutes of such meetings are maintained. He shall ensure that all resolutions passed by the Board of Directors or by the stockholders at any duly constituted meeting, are complied with. In the event of his absence or inability to act, the stockholders, or the Board of Directors, as may be the case, shall elect one of their number to perform the duties of the Chairman of the Board.

Section 3. **President.** Subject to the control and to the authority granted to him by the Board of Directors, the President shall undertake the general administration

and supervision of the business of the Corporation. He shall inform the Board of Directors at their regular meetings of the business and financial position of the Corporation and submit for their approval the annual report and accounts for subsequent submission to the stockholders at the regular annual meeting.

Section 4. **Vice-President.** The Vice-President or Vice-Presidents at the request of the President, or in his absence, or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the president. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions or, if such determination is not made by the Board of Directors, the President may make such determination; otherwise, any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other duties as the Board of Directors or the President shall from time to time prescribe.

Section 5. **Treasurer.** The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors, and shall provide, whenever requested by the Board of Directors, the Chairman of the Board, the President, or the Vice-President, an account of the financial condition of the Corporation: and in genera! he shall perform all the duties incident to the office of the Treasurer of a Corporation and

such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the President, or the Vice-President.

Section 6. **Secretary.** The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and all other notices required by law or by these By-Laws. He shall attend all meetings of the stockholders and the Board of Directors, shall act as clerk thereof, and record all votes and the minutes of all proceedings in a book or books kept for that purpose. He shall perform such other duties as may be prescribed by these By-Laws, the Board of Directors, the Chairman of the Board, the President or the Vice-President.

Section 7. **Assistant Officers.** The Assistant Officers shall have such duties as from time to time may be assigned to them by the Board of Directors or by the President.

ARTICLE VI

FINANCE

Section 1. **Signing of Checks.** All checks, promissory notes, drafts, bills of exchange and other instruments, and all receipts for moneys paid to the Corporation, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

Section 2. **Declaration of Dividends.** The Board of Directors may from time to time declare dividends.

The Directors may from time to time pay to the stockholders interim dividends as appear to the Directors to be justified by the profits of the Corporation.

No dividend shall be paid otherwise than out of the earned surplus or net profits of the Corporation.

The Directors may before recommending any dividend, set aside out of the profits of the Corporation such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applied for any purpose to which the profits of the Corporation may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Corporation or be invested in such investments (other than shares of the Corporation or its holding Corporation, if any) as the Directors may from time to time, think fit. The Directors may also without placing the same to reserve carry forward any profit which they may think prudent not to divide.

Section 3. **Right to Dividends and Apportionment.** Subject to the rights of persons, if any, entitled to shares with special rights as to be divided, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of these By-Laws as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

Section 4. **Deduction of Debts Due to Corporation.** The Directors may deduct from any dividend payable to any stockholder all sums of money (if any) presently payable by him to the Corporation on account of calls or otherwise in relation to the shares of the Corporation.

Section 5. **Payment of Dividends in Specie.** The Directors may effect payment of a dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other Corporation or in any one or more of such ways, and when any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any stockholders upon the paying of the value so fixed in order to adjust the rights of all parties, and may vest title in any such specific assets in trustees as may seem expedient to the Directors.

Section 6. **Payment by Mail.** Any dividend, interest or other moneys payable in cash in respect of shares may be paid by check or warrant sent through the mail addressed to the registered address of the holder or, in the case of joint holder, to the registered address of that one of the joint holders who is first named on the register of stockholders, or to such person and to such address as the holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order or joint order of the person or persons in whose name the stock is registered.

Endorsement and cashing of the check or warrant shall constitute effectual receipt for any dividends, bonuses or other moneys payable in respect of the shares.

Section 7. **Dividend Not to Bear Interest.** No dividend shall bear interest against the Corporation.

Section 8. **Auditors.** Auditors shall be appointed and their duties regulated in accordance with any relevant Statute.

Section 9. **Fiscal Year.** The fiscal year of the Corporation shall begin on January 1 (except for the first fiscal year which shall commence on the date of incorporation) and end on December 31 in each year.

Section 10. **Annual Reports.** A full and true statement of the affairs of the Corporation shall be submitted at the annual meeting of the stockholders and filed (within twenty days thereafter) at the principal office of the Corporation. Such statement shall be prepared by such officer or officers of the Corporation as the President may direct.

ARTICLE VII MISCELLANEOUS PROVISIONS

Section 1. **The Seal.** The Board of Directors shall provide a suitable seal, bearing the name of the Corporation which shall be in charge of the Secretary.

Section 2. **Voting Upon Shares in Other Corporation.** Any shares in other corporations or associations, which may from time to time be held by the Corporation, may be voted at any meeting of the shareholders thereof by the President of the Corporation, or by proxy or proxies appointed by the President of the Corporation.

The Board of Directors, however, may by resolution appoint some other person or persons who shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3. **Notices to Stockholders**.

(a) A notice may be given by the Corporation to any stockholder either personally, by telex and failing this by sending it by airmail to, him or to his registered address, or by delivering it to or leaving it at such registered address. Where a notice is sent by airmail, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected upon placing said notice in the mail.

(b) A notice may be given by the Corporation to the joint holders of a share by giving the notice to the joint holder first named in the register of stockholders in respect of the share.

(c) A notice may be given by the Corporation to the persons entitled to a share in consequence of the death or bankruptcy of a stockholder by sending it through the mail in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, in any manner in which the same might have been given if the death or bankruptcy had not occurred.

Section 4. **Discovery of Secrets.** No stockholder shall be entitled to require or receive any information concerning the business, trading or customers of the Corporation, beyond such information as to the accounts and business of the Corporation as is by these By-Laws or by the Code directed to be placed before the meeting of stockholders and no stockholder shall be entitled to inspection of any of the books, papers, correspondence or documents of the Corporation except so far as such inspection is authorized by the By-Laws or by the Code.

Section 5. **Winding Up.** If the Corporation shall be wound up the liquidator may, with the sanction of an extraordinary resolution of the Corporation and any other sanction required by the Code, divide amongst the stockholders in specie or kind the whole or any part of the assets of the Corporation (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the stockholders or different classes of stockholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no stockholder shall be compelled to accept any shares or other securities whereon there is any liability.

Section 6. **Amendments.** These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the affirmative vote of the majority of the stockholders voting at any duly constituted meeting of the stockholders of the Corporation called for and constituted for such purpose, or at the annual stockholder meeting.